Exhibit 3.1

BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE	Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

JONATHAN LEINWAND	Work Order #: W2022031801374
18305 Biscayne Blvd. Suite 200	March 18, 2022
Aventura, FL 33160, USA	Receipt Version: 1

Special Handling Instructions:	Submitter ID: 6425

Charges
Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Amendment After Issuance of Stock	Fees	20222184384	3/18/2022 2:38:33 PM	Internal Review	1	$175.00	$175.00
Total							$175.00

Payments
Type	Description	Payment Status	Amount
Credit Card	6476395020406954803261	Success	$175.00
Total			$175.00
Credit Balance:			$0.00

JONATHAN LEINWAND

18305 Biscayne Blvd. Suite 200

Aventura, FL 33160, USA

BARBARA K. CEGAVSKE Secretary of State KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE	Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

03/18/2022

Work Order Item Number:	W2022031801374 - 1993324
Filing Number:	20222184384
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	03/18/2022 14:38:33 PM
Filing Page(s):	2

Indexed Entity Information:
Entity ID: E0387892007-2	Entity Name: FRIENDABLE, INC.
Entity Status: Active	Expiration Date: None

Commercial Registered Agent

NEVADA AGENCY AND TRANSFER COMPANY

50 WEST LIBERTY STREET SUITE 880, Reno, NV 89501, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

BARBARA K. CEGAVSKE
Secretary of State

Commercial Recording Division
202 N. Carson Street

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov
Filed in the Office of Secretary of State State Of Nevada	Business Number
E0387892007-2
Filing Number
20222184384
Filed On
03/18/2022 14:38:33 PM
Number of Pages
2

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and
Restated Articles (PURSUANT TO NRS 78.403)
Officer’s Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information	Name of entity as on file with the Nevada Secretary of State:

	Entity or Nevada Business Identification Number (NVID):	NV20071025858

2. Restated or	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles
Amended and Restated Articles:	☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the
(Select one)	board of directors adopted on:
(If amending and	The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
restating only, complete	☐ Amended and Restated Articles
section 1, 2 and 6)	* Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box): (If amending, complete section 1, 3, 5 and 6.)

☐   Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box)     ☐     incorporators     ☐     board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☑ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

☐ Officer’s Statement (foreign qualified entities only) -
Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:
Changes to takes the following effect:
☐	The entity name has been amended.	☐ Dissolution
☐	The purpose of the entity has been amended.	☐ Merger
☐	The authorized shares have been amended.	☐ Conversion
☐	Other: (specify changes)

* Officer’s Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.	page 1 of 2

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and
Restated Articles (PURSUANT TO NRS 78.403)
Officer’s Statement (PURSUANT TO NRS 80.030)
4. Effective date and time:	Date:	03/18/2022	Time:
(Optional)	(must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect:
☐ The entity name has been amended.
☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ The directors, managers or general partners have been amended.
☐ IRS tax language has been added.
☐ Articles have been added.
☐ Articles have been deleted.
☑ Other.
The articles have been amended as follows: (provide article numbers, if available)
Article IV of the Articles of Incorporation shall be amended such that the authorized number of shares of the Company’s Stock is 3,000,000,000 (Three Billion).
(attach additional page(s) if necessary)

6. Signature: (Required)	X	Robert A. Rositano, Jr.	Officer
		Signature of Officer, Incorporator or Authorized Signer	Title

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.
Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.	page 2 of 2